EXHIBIT 10.12


                      FIRST AMENDMENT TO RESEARCH AGREEMENT



     THIS FIRST AMENDMENT TO RESEARCH AGREEMENT (this "Amendment"), dated as of October 14, 2002, is made and entered into by and between Spectrum Laboratories, Inc., a Delaware corporation ("Spectrum"), and Arbios Technologies, Inc., a Delaware corporation ("Arbios"), with reference to the following facts:

     A. Spectrum and Arbios are parties to that certain Research Agreement, dated as of December 26, 2001 (the "Existing Agreement").

     B. Exhibit C to the Existing Agreement ("Exhibit C") sets forth the four-year schedule over which Spectrum is to expend defined sums of money to research, develop, manufacture and deliver to Arbios within such four-year period clinical-grade second-generation LAS modules for clinical testing.

     C. As of the date of this Amendment, Spectrum has worked with Arbios in developing the LAS modules and has satisfied Arbios with said work.

     D. Spectrum and Arbios desire to amend the Existing Agreement to reflect Spectrum's completion of all development work described in Exhibit C and to provide for the basis upon which Spectrum may conduct additional research and development work for Arbios regarding applications of the Spectrum Technology in the Field of Use.

     E. Spectrum and Arbios desire to amend the Existing Agreement in accordance with the terms and conditions of this Amendment.

     F. Capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings ascribed to them in the Existing Agreement.


     NOW THEREFORE, in consideration of the foregoing recitals and the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


     1. Satisfaction of Exhibit C Milestones. Spectrum and Arbios hereby agree that Spectrum has satisfied Arbios with all work set forth in all agreements to date.

     2. Accelerated Vesting of Shares. In consideration of the benefits to Arbios to be derived from Spectrum's satisfaction of the Exhibit C milestones and the other agreements of Spectrum set forth in this Amendment, Arbios herby agrees that all of the 362,669 Shares shall be deemed to be vested and shall be Vested Shares for purposes of Section 5.3 of the Existing Agreement as of October 14, 2002. Spectrum and Arbios agree that Arbios has accrued billing at Spectrum of $109,360.74 for the development of Arbios' LAS modules through September 29, 2002. They further agree that this amount owed by Arbios, will be reduced by $54,400.35 dollars in payment for 362,669 Shares of the common stock of Arbios. The balance of $54,960.39 shall be paid by Arbios to Spectrum in cash in monthly payments over a 18-month period starting November 1, 2002.

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     3. Future Research Work. Spectrum agrees to perform such additional research and development regarding applications of the Spectrum Technology in the Field of Use as shall be requested in writing by Arbios. The budget and milestones for such future work shall be negotiated in good faith by Spectrum and Arbios. The payments for such future work shall be made by Arbios in cash in monthly payments over a 36-month period. The parties hereby agree to delete
Section 5.1 of the Existing Agreement

     4. Termination Provisions. The parties hereby agree to eliminate Spectrum's right pursuant to Section 2.1 of the Existing Agreement to terminate its obligations under the Existing Agreement with or without cause by deleting in full the second sentence of Section 2.1 of the Existing Agreement.

     5. Effect on Existing Agreement and Related Agreements. Except as amended by this Amendment, the Existing Agreement shall remain in full force and effect, and is hereby ratified, reaffirmed and confirmed in all respects by the parties. Upon the effectiveness of this Amendment, each reference in the Existing Agreement to "this Agreement", "hereunder", "Herein", "hereof" or words of like import referring to the Existing Agreement shall mean and be a reference to the Existing Agreement as amended by this Amendment. This Amendment shall have no effect upon the Stock Purchase Agreement, First Amended and Restated Stockholders' Agreement, License Agreement or Manufacturing and Supply Agreement that the parties hereto entered into contemporaneously with the Existing Agreement.

     6. No Novation. This Amendment is a revision to the Existing Agreement only, and not a novation thereof.

     7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of laws principles.


     8. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

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     9. Further Assurances. Each party shall, from time to time when requested by the other party, execute and deliver such further instruments, documents and agreements, and take such further actions, as the other party may reasonably require in order to effect fully the intent and accomplish the purposes of this Amendment.






     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.



                                     "ARBIOS":

                                     ARBIOS TECHNOLOGIES, INC., a
                                     Delaware corporation




                                     By:  ___________________________
                                          Jacek Rozga, M.D., Ph.D.
                                          President and Chief Scientific Officer

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                                     "SPECTRUM":

                                     SPECTRUM LABORATORIES, INC., a
                                     Delaware corporation




                                     By:  ___________________________
                                          Roy T. Eddleman
                                          Chief Executive Officer